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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 17, 2006
                                                         ----------------

                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                       0-51589            04-3693643
         --------                       -------            ----------
(State or other Jurisdiction of       (Commission         (IRS Employer
incorporation or organization)        File Number)        Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                              NEBS Bancshares, Inc.
                              ---------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                ------------------------------------------

         On January 17, 2006, New England Bancshares, Inc. (the "Company") and its wholly-owned subsidiary, Enfield Federal Savings and Loan Association ("Enfield Federal"), each executed a three-year employment agreement with David
J. O'Connor, President and Chief Executive Officer of the Company and Enfield Federal. The terms of the employment agreements were previously disclosed in the Company's Registration Statement on Form SB-2 (File No. 333-128277).

         Also, on January 17, 2006, Enfield Federal executed amendments to the change-in-control agreements for Scott D. Nogles, Senior Vice President and Chief Financial Officer of the Company and Enfield Federal and John F. Parda, Senior Vice President and Chief Lending Officer of Enfield Federal. Under the amendments, if voluntary termination or, under certain circumstances, voluntary termination follows a change in control of the Company or Enfield federal, each executive would be entitled to receive a severance benefit of 2.99 times the executive's "base amount," as defined under the Internal Revenue Code.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 17, 2006                By: /s/ David J. O'Connor
                                           -------------------------------------
                                           David J. O'Connor
                                           President and Chief Executive Officer